Exhibit 99.1

November 13, 2012

BRIDGFORD FOODS CORPORATION (NASDAQ-BRID) DECLARES CASH DIVIDEND

Anaheim, California - Bridgford Foods Corporation (Nasdaq-BRID) today announced that its Board of Directors has approved a one-time cash dividend of $0.05 per share of common stock for shareholders of record on November 27, 2012, payable on December 24, 2012, based on operations to date for fiscal year 2012.

Bridgford Foods Corporation is currently preparing its 2012 annual report and will distribute copies to shareholders when completed.

Bridgford Foods Corporation is a producer of frozen dough, microwaveable sandwiches, dry sausage, processed meats and other convenience food products.

CONTACT:	Bridgford Foods Corporation
R. Lancy, 714/526-5533